                                                                       Exhibit I



                             Joint Filing Agreement


     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.



Date:  February 11, 1999            BAY HARBOUR MANAGEMENT, L.C.



                                    By: /s/ Steven A. Van Dyke
                                        ____________________________________
                                        Name:  Steven A. Van Dyke
                                        Title: President and Chief Executive
                                                Officer


Date:  February 11, 1999            TOWER INVESTMENT GROUP, INC.



                                    By: /s/ Steven A. Van Dyke
                                        ____________________________________
                                        Name:  Steven A. Van Dyke
                                        Title: President


                                        /s/ Steven A. Van Dyke
Date:  February 11, 1999            ________________________________________
                                        Steven A. Van Dyke


                                        /s/  Douglas P. Teitelbaum
Date:  February 11, 1999            ________________________________________
                                        Douglas P. Teitelbaum